                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    Form 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                February 7, 1996
                                ----------------
                                 Date of Report
                       (Date of earliest event reported)


                       CHAMPION INTERNATIONAL CORPORATION
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



                                    NEW YORK
                                    --------
                 (State or other jurisdiction of incorporation)


       1-3053                                            13-1427390
  ------------------                                  ------------------
(Commission File Number)                      (IRS Employer Identification No.)


              One Champion Plaza, Stamford, Connecticut    06921
              --------------------------------------------------
             (Address of principal executive offices)    (Zip Code)


                                 (203) 358-7000
                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 5.  Other Events

(a)  Recent Financing

      On February 20, 1996, the Registrant completed the sale of $200,000,000 aggregate principal amount of its 6.40% Debentures due February 15, 2026 (the "Debentures"). Net proceeds of approximately $198,580,000 will be applied to the payment at maturity of a portion of the Company's commercial paper and notes payable to banks and to the prepayment of a portion of the Company's bank term loans.

      The Debentures were issued under an Indenture dated as of May 1, 1992 between the Registrant and Chemical Bank, as trustee.

(b)  Recent Events

      On February 7, 1996, the Registrant issued a press release reporting that weather-related outages at several facilities, related equipment repair costs and continuing price declines for a number of the Registrant's pulp and paper grades will result in lower earnings for the first quarter of 1996 than for the fourth quarter of 1995.


                                    EXHIBITS

      1.1 Underwriting Agreement, dated February 14, 1996, between the Registrant and Goldman, Sachs & Co., relating to the offer and sale of the Registrant's debt securities


      1.2 Pricing Agreement, dated February 14, 1996, among the Registrant and Goldman, Sachs & Co. and Salomon Brothers Inc, as representatives of the Underwriters named in Schedule I thereto, relating to the offer and sale of the Registrant's 6.40% Debentures due February 15, 2026

      4.1 Form of Debenture for the Registrant's 6.40% Debentures due February 15, 2026

      12   Statement re computation of ratios of earnings to fixed charges

      99   The Registrant's press release dated February 7, 1996




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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Champion International Corporation



                                     By:          /s/ Lawrence A. Fox
                                        -----------------------------------
                                                   Lawrence A. Fox
                                          Vice President and Secretary

Dated:  February 20, 1996






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